Exhibit (e)(10)

FORM OF
Distribution Agreement
Exhibit A
Pacific Select Fund

Portfolio
Blue Chip Portfolio	Multi-Strategy Portfolio
Aggressive Growth Portfolio	Main Street Core Portfolio
Diversified Research Portfolio	Emerging Markets Portfolio
Short Duration Bond Portfolio	Inflation Managed Portfolio
Concentrated Growth Portfolio	Managed Bond Portfolio
(formerly I-Net Tollkeeper)
Financial Services Portfolio	Small-Cap Value Portfolio
Health Sciences Portfolio	Money Market Portfolio
Technology Portfolio	High Yield Bond Portfolio
Growth LT Portfolio	Focused 30 Portfolio
Equity Portfolio	Mid-Cap Value Portfolio
Aggressive Equity Portfolio	International Value Portfolio
Large-Cap Value Portfolio	Capital Opportunities Portfolio
Comstock Portfolio	International Large-Cap Portfolio
Real Estate Portfolio	Equity Index Portfolio
Mid-Cap Growth Portfolio	Small-Cap Index Portfolio
American Funds Growth Portfolio	American Funds Growth-Income Portfolio
VN Small-Cap Value Portfolio

Effective May 1, 2005, agreed to and accepted by:

PACIFIC SELECT FUND

By:	Attest:

Name: Thomas C. Sutton	Name: Audrey L. Milfs
Title: Chairman of the Board and Trustee	Title: Secretary

PACIFIC SELECT DISTRIBUTORS, INC.

By:	Attest:

Name: Gerald W. Robinson	Name:
Title: Chairman and	Title:
Chief Executive Officer

By:	Attest:

Name: Audrey L. Milfs	Name:
Title: Secretary	Title: